As filed with the Securities and Exchange Commission on May 13, 2016

Registration No. 00-290025

Registration No. 00-293376

Registration No. 33-567

Registration No. 03-310211

Registration No. 33-16721

Registration No. 33-37996

Registration No. 33-49191

Registration No. 333-35539

Registration No. 333-70213

Registration No. 333-83842

Registration No. 333-126981

Registration No. 333-144449

Registration No. 333-160627

Registration No. 333-167903

Registration No. 333-183464

Registration No. 333-203142

Registration No. 333-206422

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 00-290025

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 00-293376

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-567

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 03-310211

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-16721

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-37996

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-49191

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-35539

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-70213

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-83842

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-126981

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-144449

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160627

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167903

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183464

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-203142

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-206422

CHECKPOINT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	22-1895850
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

101 Wolf Drive, P.O. Box 188

Thorofare, New Jersey 08086

(Address of Principal Executive Offices)

Employees’ Stock Purchase Plan

Incentive Stock Option Plan

Checkpoint Plan filed September 30, 1985

Non-Employee Directors’ Non-Statutory Stock Options

Nonqualified Stock Options

Stock Option Plan (1987)

Checkpoint Systems, Inc., 1987 Stock Option Plan

Checkpoint Systems, Inc. Stock Option Plan (1992)

Compensation Option Agreements between Checkpoint Systems, Inc. and Gerald L. Wolken dated as of January 1, 1995 and October 8, 1996

Compensation Option Agreement between Checkpoint Systems, Inc. and Lewis C. Shealy, Jr. dated as of April 28, 1998

Compensation Option Agreement between Checkpoint Systems, Inc. and Ernest G. Locker, Jr. dated as of June 11, 1998

Checkpoint Systems, Inc. Directors’ Compensation Plan

Checkpoint Systems, Inc. 2004 Omnibus Incentive Compensation Plan

Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan

Option Agreement Between Checkpoint Systems, Inc. and David C. Donnan dated as of July 1, 2004

Checkpoint Systems, Inc. Amended and Restated 2004 Omnibus Incentive Compensation Plan

Checkpoint Systems, Inc. 2015 Employee Stock Purchase Plan

Checkpoint Systems, Inc. 2015 Incentive Award Plan

(Full Title of the Plans)

101 Wolf Drive, P.O. Box 188

Thorofare, New Jersey 08086

(856) 848-1800

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Checkpoint Systems, Inc. (the “Registrant”), is filing this Post-Effective Amendment to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements.

(1)	Registration Statement No. 00-290025, filed with the Securities Exchange Commission (the “Commission”) on March 19, 1984, registering the offer and sale of the Registrant’s common stock, $0.10 par value per share (the “Common Shares”), issuable pursuant to the Registrant’s Employees’ Stock Purchase Plan;

(2)	Registration Statement No. 00-293376, filed with the Commission on September 20, 1984, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Incentive Stock Option Plan;

(3)	Registration Statement No. 33-567, filed with the Commission on September 30, 1985, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Plan;

(4)	Registration Statement No. 03-310211, filed with the Commission on November 18, 1986, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Incentive Stock Option Plan, Non-Employee Directors’ Non-Statutory Stock Options, Nonqualified Stock Options Plans;

(5)	Registration Statement No. 33-16721, filed with the Commission on August 24, 1987, and all subsequent amendments, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Incentive Stock Option Plan, Stock Option Plan (1987), Non-Employee Directors’ Non-Statutory Stock Options, Nonqualified Stock Options Plans;

(6)	Registration Statement No. 33-37996, filed with the Commission on November 29, 1990, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Checkpoint Systems, Inc., 1987 Stock Option Plan;

(7)	Registration Statement No. 33-49191, filed with the Commission on November 24, 1992, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Checkpoint Systems, Inc. Stock Option Plan (1992) Plan;

(8)	Registration Statement No. 333-35539, filed with the Commission on September 12, 1997, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Checkpoint Systems, Inc. Stock Option Plan (1992) Plan;

(9)	Registration Statement No. 333-70213, filed with the Commission on January 7, 1999, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Compensation Option Agreements between Checkpoint Systems, Inc. and Gerald L. Wolken dated as of January 1, 1995 and October 8, 1996; Compensation Option Agreement between Checkpoint Systems, Inc. and Lewis C. Shealy, Jr. dated as of April 28, 1998; and Compensation Option Agreement between Checkpoint Systems, Inc. and Ernest G. Locker, Jr. dated as of June 11, 1998 Plans;

(10)	Registration Statement No. 333-83842, filed with the Commission on March 6, 2002, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Checkpoint Systems, Inc. Directors’ Compensation Plan;

(11)	Registration Statement No. 333-126981, filed with the Commission on July 28, 2005, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Checkpoint Systems, Inc. 2004 Omnibus Incentive Compensation Plan and Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan;

(12)	Registration Statement No. 333-144449, filed with the Commission on July 10, 2007, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Option Agreement Between Checkpoint Systems, Inc. and David C. Donnan dated as of July 1, 2004 Plan;

(13)	Registration Statement No. 333-160627, filed with the Commission on July 16, 2009, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan;

(14)	Registration Statement No. 333-167903, filed with the Commission on June 30, 2010, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Checkpoint Systems, Inc. Amended and Restated 2004 Omnibus Incentive Compensation Plan;

(15)	Registration Statement No. 333-183464, filed with the Commission on August 21, 2012, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan;

(16)	Registration Statement No. 333-203142, filed with the Commission on March 31, 2015, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Checkpoint Systems, Inc. 2015 Employee Stock Purchase Plan; and

(17)	Registration Statement No. 333-206422, filed with the Commission on August 14, 2015, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Checkpoint Systems, Inc. 2015 Incentive Award Plan.

On May 13, 2016, pursuant to the Agreement and Plan of Merger, dated March 1, 2016, among the Company, CCL Industries Inc., a corporation organized under the laws of Canada (“CCL”), and CCL Industries USA Corp., a Pennsylvania corporation and an indirect wholly owned subsidiary of CCL (“Merger Sub”), the Company will be merged with and into Merger Sub, with the Company being the surviving entity (the “Merger”).

In connection with the Merger, the Registrant has terminated all offers and sales of its securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. The Registrant hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of in the city of Thorofare, New Jersey, on this 13th day of May, 2016.

CHECKPOINT SYSTEMS, INC.

Date: May 13, 2016

/s/ Mark A. McClendon
Mark A. McClendon, Vice President

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.